News Release Republic First Bancorp, Inc. October 22, 2015

REPUBLIC FIRST BANCORP, INC. REPORTS ASSET GROWTH OF 22%
DEPOSITS INCREASE BY 25%

Philadelphia, PA, October 22, 2015 (PR Newswire) – Republic First Bancorp, Inc. (NASDAQ: FRBK), the holding company for Republic Bank, today announced its financial results for the period ended September 30, 2015.

	Three Months Ended
($ in millions, except per share data)	09/30/15	09/30/14	% Change

Assets	$1,380.8	$1,130.7	22%
Loans	845.4	752.0	12%
Deposits	1,237.5	990.1	25%
Total Revenue	$11.6	$10.6	10%
Net Income	0.6	0.3	100%
Net Income per Share	$0.02	$0.01	100%

“During the third quarter we opened new stores in Marlton and Berlin, NJ which feature our distinctive glass building,” said Harry D. Madonna, the Company’s Chairman and Chief Executive Officer.  “These locations are welcoming new fans on a daily basis and producing tremendous results.  Our balance sheet continues to demonstrate positive results associated with our expansion strategy.”

 “Our expansion strategy effectively has us building a ‘new’ bank on top of an ‘old’ bank,” added Madonna. “We are very pleased with our ability to maintain consistent, profitable results while absorbing the costs required to move forward with our growth plan.”

The Company is in the midst of an aggressive expansion plan referred to as “The Power of Red is Back” with the goal of increasing its store footprint while providing legendary customer service. There are currently seventeen stores serving customers in the Greater Philadelphia and Southern New Jersey region.  Additional stores are planned for Cherry Hill, Gloucester Township, Medford, Moorestown, Washington Township and Wynnewood.

Highlights for the Period Ended September 30, 2015

•
Republic opened its 16th and 17th stores in Marlton and Berlin, NJ during the third quarter of 2015. The Company currently has six additional sites in various stages of construction and development for future store locations.

•
New stores opened within the last 2 years are currently growing deposits at an average rate of $47 million per year.  While the average deposit growth for all stores over the last twelve months was $16 million per store.

•	Total deposits increased by $247 million, or 25%, to $1.2 billion as of September 30, 2015 compared to $990 million as of September 30, 2014.

•	Non-interest bearing demand deposits increased by 13% to $244 million as of September 30, 2015 compared to $217 million as of September 30, 2014.

•	Total assets increased by $250 million, or 22%, to $1.4 billion as of September 30, 2015 compared to $1.1 billion as of September 30, 2014.

•	Total loans grew $93 million, or 12%, to $845 million as of September 30, 2015 compared to $752 million at September 30, 2014.

•
SBA lending continued to be a focal point of the Company’s lending strategy. More than $8 million in new SBA loans were originated during the three month period ended September 30, 2015. Our team is currently ranked as the #1 SBA lender in the tri-state market of New Jersey, Pennsylvania and Delaware based on the dollar volume of loan originations.

•	Shareholders’ equity increased by 3% to $114 million as of September 30, 2015 compared to $112 million as of September 30, 2014.

•	The Company’s Total Risk-Based Capital ratio was 13.80% and Tier I Leverage Ratio was 10.24% at September 30, 2015.

•	Tangible book value per share was $3.03 as of September 30, 2015. This amount excludes approximately $0.38 per share attributable to the deferred tax asset valuation allowance.

Income Statement

The major components of the income statement are as follows (dollars in thousands, except per share data):

	Three Months Ended			Nine Months Ended
	09/30/15	09/30/14	% Change	09/30/15	09/30/14	% Change

Total Revenue	$11,596	$10,577	10%	$34,271	$31,879	8%
Provision for Loan Losses	-	300	(100%)	-	600	(100%)
Non-interest Expenses	11,024	9,986	10%	32,645	29,758	10%
Net Income	582	297	96%	1,643	1,589	3%
Net Income per Share	$0.02	$0.01	100%	$0.04	$0.05	(20%)

The Company reported net income of $582 thousand, or $0.02 per share, for the three month period ended September 30, 2015, compared to net income of $297 thousand, or $0.01 per share, for the three month period ended September 30, 2014.  Net income for the nine month period ended September 30, 2015 was $1.6 million, or $0.04 per share, compared to net income of $1.6 million, or $0.05 per share, for the nine months ended September 30, 2014.

Net interest income increased by $0.8 million, or 9%, to $10.0 million for the three month period ended September 30, 2015 compared to $9.2 million for the three month period ended September 30, 2014.  This increase was driven by strong growth in interest-earning assets over the last twelve months.

Non-interest income increased to $1.6 million for the three month period ended September 30, 2015 compared to $1.4 million for the three month period ended September 30, 2014.  This increase was primarily driven by higher gains on the sale of SBA loans.

Non-interest expenses increased by $1.0 million to $11.0 million during the three month period ended September 30, 2015 compared to $10.0 million during the three months ended September 30, 2014. This increase was primarily driven by higher salaries, employee benefits, occupancy and equipment expenses associated with the addition of new stores related to the Company’s expansion strategy over the last twelve months.

Balance Sheet

The major components of the balance sheet are as follows (dollars in thousands):

Description	09/30/15	09/30/14	% Change	06/30/15	% Change

Total assets	$1,380,814	$1,130,716	22%	$1,272,418	9%
Total loans (net)	837,037	739,817	13%	814,477	3%
Total deposits	1,237,496	990,075	25%	1,129,797	10%
Total core deposits	1,227,506	979,840	25%	1,119,809	10%

Total assets increased by $250.1 million, or 22%, as of September 30, 2015 when compared to September 30, 2014.  Deposits grew by $247.4 million to $1.2 billion as of September 30, 2015 compared to $990.1 million as of September 30, 2014. The number of deposit accounts has grown by 39% during the past twelve months. The strong growth in assets, loans and deposits has been driven by the Company’s successful execution of its aggressive growth strategy referred to as “The Power of Red is Back.”

Core Deposits

Core deposits by type of account are as follows (dollars in thousands):

Description	09/30/15	09/30/14	% Change	06/30/15	% Change	3rd Qtr 2015 Cost of Funds

Demand noninterest-bearing	$243,836	$216,642	13%	$241,550	1%	0.00%
Demand interest-bearing	391,230	224,102	75%	327,342	20%	0.40%
Money market and savings	527,360	471,199	12%	488,873	8%	0.43%
Certificates of deposit	65,080	67,897	(4%)	62,044	5%	0.82%
Total core deposits	$1,227,506	$979,840	25%	$1,119,809	10%	0.36%

Core deposits increased to $1.2 billion at September 30, 2015 compared to $979.8 million at September 30, 2014 as the Company moves forward with its expansion strategy to increase the number of brick and mortar stores which drives the gathering of low-cost core deposits. The Company recognized strong growth in demand, money market and savings account balances on a year to year basis.

Lending

Loans by type are as follows (dollars in thousands):

Description	09/30/15	% of Total	09/30/14	% of Total	06/30/15	% of Total

Commercial real estate	$377,307	45%	$366,611	49%	$371,051	45%
Construction and land development	41,418	5%	38,236	5%	34,947	4%
Commercial and industrial	174,631	21%	134,340	18%	166,912	20%
Owner occupied real estate	203,735	24%	172,642	23%	202,467	25%
Consumer and other	46,136	5%	38,365	5%	47,475	6%
Residential mortgage	2,395	0%	2,314	0%	401	0%
Deferred fees	(262)		(475)		(378)
Gross loans	$845,360	100%	$752,033	100%	$822,875	100%

Gross loans increased by $93.3 million, or 12%, to $845.4 million at September 30, 2015 compared to $752.0 million at September 30, 2014 as a result of an increase in quality loan demand over the last twelve months and continued success with the relationship banking model.  The Company experienced strongest growth in the commercial and industrial and owner occupied real estate categories.

Asset Quality

The Company’s non-performing asset balances and asset quality ratios are highlighted below:

	Three Months Ended
	09/30/15	06/30/15	09/30/14

Non-performing assets / total assets	2.10%	2.31%	2.38%
Quarterly net loan charge-offs / average loans	0.04%	1.26%	0.08%
Allowance for loan losses / gross loans	0.98%	1.02%	1.62%
Allowance for loan losses / non-performing loans	55%	52%	53%
Non-performing assets / capital and reserves	24%	24%	22%

The percentage of non-performing assets to total assets decreased to 2.10% at September 30, 2015, compared to 2.38% as of September 30, 2014. Non-performing loans to total loans decreased significantly to 1.80% at September 30, 2015 compared to 3.08% at September 30, 2014 as a result of the successful migration of certain assets to the other real estate owned category through the work-out process.

Capital

The Company’s capital ratios at September 30, 2015 were as follows:

	Actual September 30, 2015	Regulatory Guidelines “Well Capitalized”

Leverage Ratio	10.24%	5.00%
Common Equity Ratio	10.92%	6.50%
Tier 1 Risk Based Capital	13.01%	8.00%
Total Risk Based Capital	13.80%	10.00%
Tangible Common Equity	8.29%	n/a

Total shareholders’ equity increased to $114.5 million at September 30, 2015 compared to $111.6 million at September 30, 2014.  Tangible book value per share increased to $3.03 at September 30, 2015 compared to $2.95 per share at September 30, 2014.

About Republic Bank

Republic Bank, a subsidiary of Republic First Bancorp, Inc., is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its seventeen stores located in Abington, Ardmore, Bala Cynwyd, Plymouth Meeting, Media and Philadelphia, Pennsylvania and Haddonfield, Cherry Hill, Voorhees, Glassboro, Marlton and Berlin, New Jersey.  Republic Bank stores are open 7 days a week, 361 days a year, with extended lobby and drive-thru hours providing customers with the most convenient hours compared to any bank in its market.  The Bank also offers free checking, free coin counting, ATM/Debit cards issued on the spot and access to more than 55,000 surcharge free ATMs worldwide via the Allpoint Network.  For more information about Republic Bank, visit www.myrepublicbank.com.

Forward Looking Statements

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in this release and in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements.  For example, risks and uncertainties can arise with changes in: general economic conditions, including turmoil in the financial markets and related efforts of government agencies to stabilize the financial system; the adequacy of our allowance for loan losses and our methodology for determining such allowance; adverse changes in our loan portfolio and credit risk-related losses and expenses; concentrations within our loan portfolio, including our exposure to commercial real estate loans, and to our primary service area; changes in interest rates; business conditions in the financial services industry, including competitive pressure among financial services companies, new service and product offerings by competitors, price pressures and similar items; deposit flows; loan demand; the regulatory environment, including evolving banking industry standards, changes in legislation or regulation; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act; our securities portfolio and the valuation of our securities; accounting principles, policies and guidelines as well as estimates and assumptions used in the preparation of our financial statements; rapidly changing technology; litigation liabilities, including costs, expenses, settlements and judgments; and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services.  You should carefully review the risk factors described in the Form 10-K for the year ended December 31, 2014 and other documents the Company files from time to time with the Securities and Exchange Commission. The words “would be,” “could be,” “should be,” “probability,” “risk,” “target,” “objective,” “may,” “will,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and similar expressions or variations on such expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Source:
Republic First Bancorp, Inc.

Contact:
Frank A. Cavallaro, CFO
(215) 735-4422

Republic First Bancorp, Inc.
Consolidated Balance Sheets
(Unaudited)

	September 30,	June 30,	September 30,
(dollars in thousands, except per share amounts)	2015	2015	2014

ASSETS
Cash and due from banks	$14,212	$16,377	$13,546
Interest-bearing deposits and federal funds sold	96,307	64,793	92,298
Total cash and cash equivalents	110,519	81,170	105,844

Securities - Available for sale	209,119	176,142	158,830
Securities - Held to maturity	140,116	119,338	68,991
Restricted stock	1,179	1,179	1,725
Total investment securities	350,414	296,659	229,546

Loans held for sale	489	3,464	789

Loans receivable	845,360	822,875	752,033
Allowance for loan losses	(8,323)	(8,398)	(12,216)
Net loans	837,037	814,477	739,817

Premises and equipment	45,094	40,961	29,767
Other real estate owned	13,773	13,162	3,775
Other assets	23,488	22,525	21,178

Total Assets	$1,380,814	$1,272,418	$1,130,716

LIABILITIES
Non-interest bearing deposits	$243,836	$241,550	$216,642
Interest bearing deposits	993,660	888,247	773,433
Total deposits	1,237,496	1,129,797	990,075

Subordinated debt	22,476	22,476	22,476
Other liabilities	6,369	6,706	6,572

Total Liabilities	1,266,341	1,158,979	1,019,123

SHAREHOLDERS' EQUITY
Common stock - $0.01 par value	383	383	383
Additional paid-in capital	152,676	152,513	152,122
Accumulated deficit	(33,623)	(34,205)	(36,119)
Treasury stock at cost	(3,725)	(3,725)	(3,725)
Stock held by deferred compensation plan	(183)	(183)	(183)
Accumulated other comprehensive income (loss)	(1,055)	(1,344)	(885)

Total Shareholders' Equity	114,473	113,439	111,593

Total Liabilities and Shareholders' Equity	$1,380,814	$1,272,418	$1,130,716

Republic First Bancorp, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(in thousands, except per share amounts)	2015	2015	2014	2015	2014

INTEREST INCOME
Interest and fees on loans	$9,648	$9,270	$9,000	$27,995	$25,633
Interest and dividends on investment securities	1,662	1,543	1,356	4,812	3,947
Interest on other interest earning assets	60	86	45	223	107
Total interest income	11,370	10,899	10,401	33,030	29,687

INTEREST EXPENSE
Interest on deposits	1,099	1,012	918	3,129	2,568
Interest on borrowed funds	279	278	277	833	830
Total interest expense	1,378	1,290	1,195	3,962	3,398

Net interest income	9,992	9,609	9,206	29,068	26,289
Provision for loan losses	-	-	300	-	600

Net interest income after provision for loan losses	9,992	9,609	8,906	29,068	25,689

NON-INTEREST INCOME
Service fees on deposit accounts	452	398	316	1,213	896
Gain on sale of SBA loans	884	1,222	614	2,684	2,814
Gain on sale of investment securities	64	9	-	73	458
Other non-interest income	204	393	441	1,233	1,422
Total non-interest income	1,604	2,022	1,371	5,203	5,590

NON-INTEREST EXPENSE
Salaries and employee benefits	5,730	5,715	5,074	16,667	14,942
Occupancy and equipment	1,911	1,951	1,749	5,750	4,883
Legal and professional fees	345	690	614	1,599	2,143
Foreclosed real estate	425	371	376	1,173	1,062
Regulatory assessments and related fees	318	301	258	911	791
Other operating expenses	2,295	2,075	1,915	6,545	5,937
Total non-interest expense	11,024	11,103	9,986	32,645	29,758

Income before benefit for income taxes	572	528	291	1,626	1,521

Benefit for income taxes	(10)	(5)	(6)	(17)	(68)

Net income	$582	$533	$297	$1,643	$1,589

Net Income per Common Share
Basic	$0.02	$0.01	$0.01	$0.04	$0.05
Diluted	$0.02	$0.01	$0.01	$0.04	$0.05

Average Common Shares Outstanding
Basic	37,816	37,816	37,815	37,816	33,025
Diluted	38,064	38,049	38,253	38,052	33,399

Republic First Bancorp, Inc.
Average Balances and Net Interest Income
(unaudited)

	For the three months ended			For the three months ended			For the three months ended
(dollars in thousands)	September 30, 2015			June 30, 2015			September 30, 2014

		Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$106,357	$60	0.22%	$125,839	$86	0.27%	$77,666	$45	0.23%
Securities	305,266	1,745	2.29%	265,268	1,617	2.44%	221,357	1,408	2.54%
Loans receivable	831,712	9,718	4.64%	812,155	9,339	4.61%	744,466	9,046	4.82%
Total interest-earning assets	1,243,335	11,523	3.68%	1,203,262	11,042	3.68%	1,043,489	10,499	3.99%

Other assets	82,638			67,724			53,430

Total assets	$1,325,973			$1,270,986			$1,096,919

Interest-bearing liabilities:

Demand non interest-bearing	$234,285			$229,468			$196,734
Demand interest-bearing	372,795	378	0.40%	333,075	341	0.41%	229,229	220	0.38%
Money market & savings	500,687	538	0.43%	491,644	501	0.41%	449,848	509	0.45%
Time deposits	74,863	183	0.97%	73,497	170	0.93%	79,798	189	0.94%
Total deposits	1,182,630	1,099	0.37%	1,127,684	1,012	0.36%	955,609	918	0.38%

Total interest-bearing deposits	948,345	1,099	0.46%	898,216	1,012	0.45%	758,875	918	0.48%

Other borrowings	22,476	279	4.92%	22,476	278	4.96%	22,476	277	4.89%

Total interest-bearing liabilities	970,821	1,378	0.56%	920,692	1,290	0.56%	781,351	1,195	0.61%
Total deposits and
other borrowings	1,205,106	1,378	0.45%	1,150,160	1,290	0.45%	978,085	1,195	0.48%

Non interest-bearing liabilities	7,034			7,123			7,198
Shareholders' equity	113,833			113,703			111,636
Total liabilities and
shareholders' equity	$1,325,973			$1,270,986			$1,096,919

Net interest income		$10,145			$9,752			$9,304
Net interest spread			3.12%			3.12%			3.38%

Net interest margin			3.24%			3.25%			3.54%

Republic First Bancorp, Inc.
Average Balances and Net Interest Income
(unaudited)

	For the nine months ended			For the nine months ended
(dollars in thousands)	September 30, 2015			September 30, 2014

		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$120,783	$223	0.25%	$59,689	$107	0.24%
Securities	275,277	5,036	2.44%	212,364	4,086	2.57%
Loans receivable	809,259	28,202	4.66%	712,867	25,769	4.83%
Total interest-earning assets	1,205,319	33,461	3.71%	984,920	29,962	4.07%

Other assets	70,854			48,383

Total assets	$1,276,173			$1,033,303

Interest-bearing liabilities:

Demand non interest-bearing	$230,181			$181,365
Demand interest-bearing	334,116	1,009	0.40%	225,352	636	0.38%
Money market & savings	494,077	1,592	0.43%	426,285	1,392	0.44%
Time deposits	74,613	528	0.95%	78,517	540	0.92%
Total deposits	1,132,987	3,129	0.37%	911,519	2,568	0.38%

Total interest-bearing deposits	902,806	3,129	0.46%	730,154	2,568	0.47%

Other borrowings	22,489	833	4.95%	22,476	830	4.94%

Total interest-bearing liabilities	925,295	3,962	0.57%	752,630	3,398	0.60%
Total deposits and
other borrowings	1,155,476	3,962	0.46%	933,995	3,398	0.49%

Non interest-bearing liabilities	7,106			6,995
Shareholders' equity	113,591			92,313
Total liabilities and
shareholders' equity	$1,276,173			$1,033,303

Net interest income		$29,499			$26,564
Net interest spread			3.14%			3.47%

Net interest margin			3.27%			3.61%

Note: The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

				Year
	Three months ended			ended	Nine months ended
	September 30,	June 30,	September 30,	Dec 31	September 30,	September 30,
(dollars in thousands)	2015	2015	2014	2014	2015	2014

Balance at beginning of period	$8,398	$10,944	$12,063	$12,263	$11,536	$12,263

Provision charged to operating expense	-	-	300	900	-	600
	8,398	10,944	12,363	13,163	11,536	12,863

Recoveries on loans charged-off:
Commercial	2	1	264	385	57	265
Consumer	1	1	-	-	33	-
Total recoveries	3	2	264	385	90	265

Loans charged-off:
Commercial	(78)	(2,548)	(411)	(2,002)	(3,303)	(902)
Consumer	-	-	-	(10)	-	(10)

Total charged-off	(78)	(2,548)	(411)	(2,012)	(3,303)	(912)

Net charge-offs	(75)	(2,546)	(147)	(1,627)	(3,213)	(647)

Balance at end of period	$8,323	$8,398	$12,216	$11,536	$8,323	$12,216

Net charge-offs as a percentage of
average loans outstanding	0.04%	1.26%	0.08%	0.22%	0.53%	0.12%

Allowance for loan losses as a percentage
of period-end loans	0.98%	1.02%	1.62%	1.48%	0.98%	1.62%

Republic First Bancorp, Inc.
Summary of Non-Performing Loans and Assets
(unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2015	2015	2015	2014	2014

Non-accrual loans:
Commercial real estate	$13,825	$15,559	$19,530	$21,011	$22,607
Consumer and other	547	418	426	429	437
Total non-accrual loans	14,372	15,977	19,956	21,440	23,044

Loans past due 90 days or more
and still accruing	844	256	5,013	-	131

Total non-performing loans	15,216	16,233	24,969	21,440	23,175

Other real estate owned	13,773	13,162	3,827	3,715	3,775

Total non-performing assets	$28,989	$29,395	$28,796	$25,155	$26,950

Non-performing loans to total loans	1.80%	1.97%	3.17%	2.74%	3.08%

Non-performing assets to total assets	2.10%	2.31%	2.28%	2.07%	2.38%

Non-performing loan coverage	54.70%	51.73%	43.83%	53.81%	52.71%

Allowance for loan losses as a percentage
of total period-end loans	0.98%	1.02%	1.39%	1.48%	1.62%

Non-performing assets / capital plus
allowance for loan losses	23.61%	24.13%	23.07%	20.23%	21.77%